Oppenheimer International Bond Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
   07/31/95              0.0662330         0.0000000               5.060
   08/31/95              0.0437500         0.0000000               5.020
   09/29/95              0.0437500         0.0000000               5.100
   10/31/95              0.0437500         0.0000000               5.120
   11/30/95              0.0437500         0.0000000               5.120
   12/29/95              0.0437500         0.0000000               5.200
   01/31/96              0.0437500         0.0000000               5.270
   02/29/96              0.0437500         0.0000000               5.240
   03/29/96              0.0437500         0.0000000               5.260
   04/30/96              0.0437500         0.0000000               5.310
   05/31/96              0.0437500         0.0000000               5.340
   06/28/96              0.0437500         0.0000000               5.370
   07/31/96              0.0437500         0.0000000               5.390
   08/30/96              0.0437500         0.0000000               5.440
   09/30/96              0.0437500         0.0000000               5.490
   10/31/96              0.0437500         0.0000000               5.550
   11/29/96              0.0437500         0.0000000               5.630
   12/31/96              0.0437500         0.0000000               5.580
   01/31/97              0.0437500         0.0000000               5.580
   02/28/97              0.0437500         0.0000000               5.570
   03/31/97              0.0437500         0.0000000               5.490
   04/30/97              0.0437500         0.0000000               5.450
   05/30/97              0.0437500         0.0000000               5.500
   06/30/97              0.0437500         0.0000000               5.510
   07/31/97              0.0437500         0.0000000               5.490
   08/29/97              0.0437500         0.0000000               5.450
   09/30/97              0.0437500         0.0000000               5.510


Class B Shares
   07/31/95              0.0606534         0.0000000               5.060
   08/31/95              0.0417898         0.0000000               5.010
   09/29/95              0.0407503         0.0000000               5.100
   10/31/95              0.0401434         0.0000000               5.120
   11/30/95              0.0400524         0.0000000               5.110
   12/29/95              0.0401422         0.0000000               5.190
   01/31/96              0.0399555         0.0000000               5.270
   02/29/96              0.0406945         0.0000000               5.230
   03/29/96              0.0406394         0.0000000               5.250
   04/30/96              0.0404986         0.0000000               5.300
   05/31/96              0.0402251         0.0000000               5.330
   06/28/96              0.0408140         0.0000000               5.370
   07/31/96              0.0404570         0.0000000               5.390
   08/30/96              0.0399571         0.0000000               5.430
   09/30/96              0.0405594         0.0000000               5.480
   10/31/96              0.0402014         0.0000000               5.540
   11/29/96              0.0401815         0.0000000               5.620
   12/31/96              0.0402689         0.0511000               5.570
   01/31/97              0.0399092         0.0000000               5.570
   02/28/97              0.0404879         0.0000000               5.560






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Oppenheimer International Bond Fund
Page 2


  Distribution           Amount From       Amount From
  Reinvestment           Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class B Shares (Continued)
   03/31/97              0.0404381         0.0000000               5.480
   04/30/97              0.0403351         0.0000000               5.440
   05/30/97              0.0400926         0.0000000               5.490
   06/30/97              0.0404583         0.0000000               5.500
   07/31/97              0.0402261         0.0000000               5.480
   08/29/97              0.0401569         0.0000000               5.440
   09/30/97              0.0404772         0.0000000               5.500


Class C Shares
   07/31/95              0.0617192         0.0000000               5.060
   08/31/95              0.0416818         0.0000000               5.010
   09/29/95              0.0407938         0.0000000               5.090
   10/31/95              0.0405258         0.0000000               5.110
   11/30/95              0.0388509         0.0000000               5.110
   12/29/95              0.0398061         0.0000000               5.190
   01/31/96              0.0399993         0.0000000               5.260
   02/29/96              0.0406137         0.0000000               5.230
   03/29/96              0.0399852         0.0000000               5.250
   04/30/96              0.0406175         0.0000000               5.300
   05/31/96              0.0403599         0.0000000               5.330
   06/28/96              0.0409153         0.0000000               5.360
   07/31/96              0.0404267         0.0000000               5.380
   08/30/96              0.0399232         0.0000000               5.430
   09/30/96              0.0406559         0.0000000               5.480
   10/31/96              0.0401433         0.0000000               5.540
   11/29/96              0.0402497         0.0000000               5.620
   12/31/96              0.0401855         0.0511000               5.570
   01/31/97              0.0400303         0.0000000               5.560
   02/28/97              0.0404178         0.0000000               5.560
   03/31/97              0.0403527         0.0000000               5.470
   04/30/97              0.0403604         0.0000000               5.440
   05/30/97              0.0401530         0.0000000               5.490
   06/30/97              0.0404540         0.0000000               5.500
   07/31/97              0.0402343         0.0000000               5.480
   08/29/97              0.0401615         0.0000000               5.440
   09/30/97              0.0404804         0.0000000               5.500





















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Oppenheimer International Bond Fund
Page 3


1. Average Annual Total Returns for the Periods Ended 09/30/97:

   The formula for calculating average annual total return is as follows:

    1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum sales         Examples at NAV:
   charge of 4.75%:

   One Year                                One Year

   {($1,060.42/$1,000)^ 1} - 1  =  6.04%   {($1,113.29/$1,000)^ 1} - 1  = 11.33%

   Inception                               Inception

   {($1,324.63/$1,000)^.4364}-1 = 13.05%   {($1,390.70/$1,000)^.4364}-1 = 15.48%


Class B Shares

Example assuming a maximuExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

   One Year                                One Year

   {($1,055.18/$1,000)^ 1} - 1  =  5.52%   {($1,105.18/$1,000)^ 1} - 1  = 10.52%

   Inception                               Inception

   {($1,334.89/$1,000)^.4364}-1 = 13.43%   {($1,364.89/$1,000)^.4364}-1 = 14.54%


Class C Shares

Example assuming a maximuExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

   One Year                                One Year

   {($1,095.21/$1,000)^ 1} - 1  =  9.52%   {($1,105.21/$1,000)^ 1} - 1  = 10.52%

   Inception                               Inception

   {($1,364.91/$1,000)^.4364}-1 = 14.54%   {($1,364.91/$1,000)^.4364}-1 = 14.54%

Oppenheimer International Bond Fund
Page 4


2. Cumulative Total Returns for the Periods Ended 09/30/97:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum sales         Examples at NAV:
   charge of 4.75%:

   One Year                                One Year

   $1,060.42 - $1,000/$1,000 =  6.04%      $1,113.29 - $1,000/$1,000 = 11.33%

   Inception                               Inception

   $1,324.63 - $1,000/$1,000 = 32.46%      $1,390.70 - $1,000/$1,000 = 39.07%



Class B Shares

Example assuming a maximuExamples at NAV: contingent deferred sales charge of 5.00% for the first year, and 3.00% for the inception year:

   One Year                                One Year

   $1,055.18 - $1,000/$1,000 =  5.52%      $1,105.18 - $1,000/$1,000 = 10.52%

   Inception                               Inception

   $1,334.89 - $1,000/$1,000 = 33.49%      $1,364.89 - $1,000/$1,000 = 36.49%


Class C Shares

Example assuming a maximuExamples at NAV: contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

   One Year                                One Year

   $1,095.21 - $1,000/$1,000 =  9.52%      $1,105.21 - $1,000/$1,000 = 10.52%

   Inception                               Inception

   $1,364.91 - $1,000/$1,000 = 36.49%      $1,364.91 - $1,000/$1,000 = 36.49%







Oppenheimer International Bond Fund
Page 5



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3. Standardized Yield for the 30-Day Period Ended 09/30/97:

    The Fund's standardized yields are calculated using the following formula set forth in the SEC rules:

                                a - b         6
                Yield =  2 { (--------  +  1 )  -  1 }
                              cd or ce

    The symbols above represent the following factors:

      a = Dividends and interest earned during the 30-day period.
      b = Expenses accrued for the period (net of any expense
           reimbursements).
      c = The average daily number of Fund shares outstanding during the 30-day period that were entitled to receive dividends.
      d = The Fund's maximum offering price (including sales charge) per share on the last day of the period.
      e = The Fund's net asset value (excluding contingent deferred sales charge) per share on the last day of the period.


Class A Shares

Example, assuming a maximum sales charge of 4.75%:


          $  986,543.60 - $114,607.86      6
       2{(--------------------------- +  1)  - 1}  = 9.11%
             20,247,345  x  $ 5.78


Class B Shares

Example at NAV:

          $1,056,290.40 - $197,425.98      6
       2{(--------------------------- +  1)  - 1}  = 8.80%
             21,669,217  x  $ 5.50


Class C Shares

Example at NAV:

          $  246,004.83 - $ 46,120.90      6
       2{(--------------------------- +  1)  - 1}  = 8.76%
              5,071,066  x  $ 5.50

Oppenheimer International Bond Fund
Page 6


4. DIVIDEND YIELDS FOR THE 30-DAY PERIOD ENDED 09/30/97:

       The Fund's dividend yields are calculated using the following formula:

             Dividend Yield  =  ( a * 12 ) / b or c

   The symbols above represent the following factors:

    a = The last dividend earned during the period. b = The Fund's maximum offering price (including sales charge)
        per share on dividend payable date.
    c = The Fund's net asset value (excluding sales charge) per share on dividend payable date.


   Examples :


   Class A Shares

   Dividend Yield        ($0.0437500 * 12 ) / $5.78 =  9.08%
   at Maximum Offer:


   Dividend Yield        ($0.0437500 * 12 ) / $5.51  = 9.53%
   at Net Asset Value:



   Class B Shares

   Dividend Yield        ($0.0404772 * 12 ) / $5.50  = 8.83%
   at Net Asset Value:



   Class C Shares

   Dividend Yield        ($0.0404804 * 12 ) / $5.50  = 8.83%
   at Net Asset Value: